Exhibit 99.2

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Catalyst Biosciences, Inc., and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 25th day of October, 2021.

CCUR HOLDINGS, INC.

By:	/s/ Igor Volshteyn
Name:	Igor Volshteyn
Title:	CEO and President

JDS1, LLC

By:	/s/ Julian Singer
Name:	Julian Singer
Title:	President

/s/ David S. Oros
DAVID S. OROS

/s/ Julian Singer
JULIAN SINGER